UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
February 12, 2009
Date of Report (Date of Earliest Event Reported)
ValueVision Media, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-20243	41-1673770
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
6740 Shady Oak Road,
Eden Prairie, Minnesota 55344-3433
(Address of principal executive offices, including zip code)
952-943-6000
(Registrant’s telephone number, including area code)
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On January 27, 2009, ValueVision Media, Inc. filed a Current Report on Form 8-K reporting, among other things, the election of Randy Ronning to the Company’s Board of Directors. At the time the Form 8-K was filed, it had not yet been determined on which Board committees Mr. Ronning would serve. The Company is filing this Amendment to the Form 8-K to report that on February 12, 2009, Mr. Ronning was appointed to the Audit Committee and the Human Resources and Compensation Committee of the Board. Effective February 12, 2009, the Board’s committee assignments are as follows:
•	Audit Committee: Robert Korkowski (chairman), Joseph Berardino and Randy Ronning

•	Human Resources & Compensation Committee: Randy Ronning (chairman), Joseph Berardino and Robert Korkowski

•	Governance and Nominating Committee: Joseph Berardino (chairman), John Buck and Robert Korkowski

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALUEVISION MEDIA, INC.
/s/ Nathan E. Fagre
Nathan E. Fagre
Senior Vice President and General Counsel

Date: February 17, 2009